EXHIBIT 23.3
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                           CONSENT OF COUNSEL


We hereby consent to the references to our firm under the captions "Risk Factors - Certain Limitations Under State Law," "Risk Factors - Certain Bankruptcy Limitations" and "Risk Factors - Secured Lenders Under Environmental Laws" in the Prospectus constituting part of this Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-31103) of Sun World International, Inc.




/s/  Miller & Holguin
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  Miller & Holguin



Los Angeles, California
October 8, 1997